SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Lionbridge Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Fellow Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders, which will be held on November 10, 2005, at 10:00 a.m., at our corporate headquarters located at 1050 Winter Street, Waltham, Massachusetts. The notice of meeting and proxy statement that follow describe the business to be conducted at that meeting.

We are holding this meeting to ask our stockholders to approve the adoption of a new Stock Incentive Plan, designed to provide sufficient and appropriate equity-based compensation to attract and to retain key employees of Lionbridge, including the many new members of the Lionbridge family who joined us upon our acquisition of Bowne Global Solutions. As we strive to align the interests of our key employees and leaders with those of our shareholders, we request that you vote to adopt this new Stock Incentive Plan.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Special Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy ballot in the envelope provided.

For the Board of Directors,

Rory J. Cowan
Chairman and Chief Executive Officer

LIONBRIDGE TECHNOLOGIES, INC.

1050 Winter Street

Waltham, Massachusetts 02451

(781) 434-6000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 10, 2005

To the Stockholders of Lionbridge Technologies, Inc.:

Notice is hereby given that a Special Meeting of Stockholders of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), will be held at 10:00 a.m., local time, on November 10, 2005, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, Massachusetts 02451, to consider and act upon the following proposals:

1. To adopt and approve the Company’s 2005 Stock Incentive Plan; and

2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on October 10, 2005 as the record date for the determination of the Lionbridge stockholders entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Special Meeting. Any stockholder attending the Special Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at 1050 Winter Street, Waltham, Massachusetts, for a period of ten (10) days prior to the Special Meeting. Executed proxies with no instructions indicated thereon will be voted FOR approval of the adoption of the Company’s 2005 Stock Incentive Plan and the other matters set forth in this Notice of Special Meeting of Stockholders.

By Order of the Board of Directors,

Margaret A. Shukur,
Secretary

Waltham, Massachusetts

October 14, 2005

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PROXY STATEMENT

October 14, 2005

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), for use at the Company’s Special Meeting of Stockholders to be held on Thursday, November 10, 2005 (the “Special Meeting”) at 10:00 a.m., local time, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, Massachusetts 02451, or at any postponements or adjournments thereof. The purpose of the Special Meeting is to adopt and approve the Company’s 2005 Stock Incentive Plan (the “Incentive Plan”).

The Lionbridge Board of Directors has unanimously approved the adoption of the Incentive Plan and recommends a vote FOR the approval and adoption of the Incentive Plan by the Stockholders.

This Proxy Statement and form of proxy will be mailed to stockholders on or about October 18, 2005.

Only stockholders of record at the close of business on October 10, 2005 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. As of the Record Date, an aggregate of 57,685,425 shares of common stock, $.01 par value per share (the “Common Stock”), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Special Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Special Meeting or (3) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451, Attention: Corporate Secretary, at or before the taking of the vote at the Special Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business at the Special Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

To adopt and approve the Incentive Plan, the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock, in person or represented by proxy, and voting on each such matter is required. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Special Meeting will be voted. All shares represented by proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matter set forth in the accompanying Notice of Special Meeting.

The Board of Directors knows of no other matter to be presented at the Special Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

PROPOSAL

APPROVAL OF 2005 STOCK INCENTIVE PLAN

On October 7, 2005, the Board of Directors of the Company unanimously approved and recommended to the stockholders that they approve the Company’s 2005 Stock Incentive Plan (the “Incentive Plan”). Up to four million shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the Incentive Plan. The Incentive Plan will maintain and enhance the key policies and practices adopted by the Company and the Board of Directors to align employee and shareholder interests. Approval of the Incentive Plan will enable the Company to achieve the following objectives:

•	Align the interests of new leadership and an expanded employee population with the interests of Lionbridge and its stockholders. On September 1, 2005, Lionbridge completed its acquisition of Bowne Global Solutions (BGS), adding approximately 2,000 employees. The Company now has approximately 4,000 employees in 25 countries around the world. The Company concurrently implemented a new organizational structure comprised of Lionbridge and former BGS leaders that are focused on delivering shareholder value by expanding Lionbridge’s market leadership, growing the Company’s earnings and cash flows and driving client innovation and excellence. The Company believes it can most effectively create an alignment of interests through equity-based incentives.

•	Create shareholder value. The Company believes it can best create shareholder value by rewarding its key employees who act as business owners. The Company believes that providing key employees with an equity stake as part of its overall compensation program can effectively align employee and shareholder interests by motivating and rewarding long-term performance that will enhance shareholder value.

•	Maintain the Company’s competitive position by enabling it to attract, retain, and motivate key employees. Lionbridge believes equity awards are an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees and to unify the employee base in an extremely competitive industry. In particular, granting equity awards will help unify and align the Company’s employees, including the former BGS employees who are now part of the Lionbridge team. None of the former BGS employees joined Lionbridge with any outstanding equity compensation.

•	Provide a range of various equity compensation, incentive and retention vehicles. The Plan allows for the grant of stock options, restricted stock and restricted stock units, performance-based stock awards or stock appreciation rights, as deemed appropriate by the Nominating and Compensation Committee and management. This will allow the Company to meet its total compensation objectives and be responsive to a changing tax, accounting and corporate governance environment.

In addition, the Incentive Plan contains a number of provisions that the Board believes are consistent with the interests of shareholders, sound corporate governance practices and the Company’s equity compensation philosophy:

•	No annual “Evergreen” Provision. The Incentive Plan authorizes a fixed number of shares, thereby requiring shareholder approval of any additional authorization of shares.

•	Limitation on Shares Issued. Of the total four million shares authorized under the Incentive Plan, no more than 1.5 million shares may be issued for Restricted Shares or Restricted Share Units.

•	No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of the Company’s Common Stock on the date the stock option or stock appreciation right is granted.

•	No Stock Option or Stock Appreciation Right Repricings. The Incentive Plan prohibits the repricing of stock options and stock appreciation rights without the approval of stockholders.

•	No Reload Rights. Stock options granted under the Incentive Plan will not contain provisions entitling participants to automatic grant of additional stock options in connection with the exercise of the original option.

•	Vesting. All equity awards where vesting is based solely on continued employment have minimum vesting requirements of at least one year for stock options and stock appreciation rights and three years for all other awards except in certain limited circumstances.

•	Independent Committee. As it relates to the Company’s employees, the Incentive Plan will be governed by a Committee, which consists of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and which meets the directors’ independence criteria of the National Association of Securities Dealers Automated Quotations (NASDAQ).

The Board of Directors believes that the proposed adoption of the Incentive Plan is essential to permit the Company’s management to continue to provide long-term, equity-based incentives to present and future key employees. Moreover, as the Company continues to grow, it will need to attract and retain exceptional employees by providing equity awards competitive with those of companies with which Lionbridge competes for talent. The Company expects that the shares requested through the adoption of the Incentive Plan will be sufficient to meet its requirements for equity-based compensation for its key employees through 2007.

The Incentive Plan is intended to supplement the Company’s 1998 Equity Plan (the “1998 Plan”), which expires by its terms on January 26, 2008. As of September 30, 2005, options to purchase 5,380,385 shares of Common Stock were outstanding under the 1998 Plan and an additional 825,563 shares were reserved for future equity grants. The Company intends to continue to issue options and other equity through the 1998 Equity Plan until the earlier of (a) the date on which all available awards have been granted or (b) the expiration of the 1998 Plan on January 26, 2008. Upon the expiration of the 1998 Plan, all then outstanding awards will remain in effect, but no additional awards may be made.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the Incentive Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the Incentive Plan and the reservation of 4,000,000 shares of Common Stock for issuance thereunder.

Description of the Incentive Plan

The following is a brief summary of the Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Types of Awards

The Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. The typical vesting period for Options is 25% on the first anniversary of grant date and 12.5% each six month anniversary thereafter. Options may be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The Incentive Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Director Options. The Incentive Plan provides for the automatic grant of awards to members of the Board of Directors who are not employees of the Company and who do not hold, directly or indirectly, more than 1% of the outstanding shares of Common Stock of the Company (“Non-Employee Directors”). On the commencement of service on the Board, each Non-Employee Director will receive a non-statutory stock option to purchase 20,000 shares of Common Stock, subject to adjustment for changes in capitalization. In addition, on the date of each annual meeting of stockholders (or on June 30 of any year, if an annual meeting of stockholders has not been held by such date), each Non-Employee Director who is both serving as a director immediately before and immediately after such meeting will receive a non-statutory stock option to purchase 10,000 shares of Common Stock, subject to adjustment for changes in capitalization; provided, however, that no Non-Employee Director will be eligible to receive this annual option grant unless such director has served on the Board for at least six months. The Board retains the specific authority to from time to time increase or decrease the number of shares subject to options granted to the Non-Employee Directors under the Incentive Plan. Options automatically granted to Non-Employee Directors will (i) have an exercise price equal to the closing price on the date of grant, (ii) vest at the rate of 25% on the first anniversary of the date of grant and 12.5% each six month anniversary thereafter, (iii) expire on the earlier of 10 years from the date of grant or 60 days following cessation of service on the Board and (iv) contain such other terms and conditions as the Board determines. Notwithstanding the foregoing vesting provisions, (i) no additional vesting will take place after the Non-Employee Director ceases service as a director and (ii) the Board may provide for accelerated vesting in the case of death or disability, or upon a change in control.

Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Restricted Stock Awards may vest no sooner than ratably over three years from the date of grant, except in the case of Performance Awards (which may vest no sooner than one year from date of grant) or for shares issued in lieu of cash bonuses; shares issued as an inducement of employment or upon promotion (provided that no more than 7.5% of the total number of shares authorized under the Incentive Plan may be so issued, and provided further that such Awards may vest no sooner than one year from date of grant); or shares issued as through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger or other corporate transaction.

Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such units vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock-Based Awards. Under the Incentive Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future.

Performance Conditions

The Nominating and Compensation Committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award of Other Stock-Based Award granted to a Participant will vest solely upon the achievement of specific performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) achievement of post-acquisition cost reductions and operating synergies, (i) regulatory compliance, (j) improvement of financial ratings, (k) achievement of balance sheet objectives, (l) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs and (vi) fluctuations in foreign currency exchange rates. Such performance goals: (1) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the division, function or line of business in which the Participant works and may cover such period as may be specified by the Nominating and Compensation Committee; and (iii) will be set by the Nominating and Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

Individual Limitations on Awards

The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 600,000 per calendar year and the maximum number of shares of Common Stock that may be subject to Awards other than Options and SARs granted under the Plan to any one Participant per calendar year is 300,000. The maximum number of shares of Common Stock that may be subject to a Performance Award that provides for a performance period longer than one calendar year shall be based upon the foregoing annual maximum limits multiplied by the number of full calendar years in the performance period.

Plan Benefits

As of September 30, 2005, approximately 4,000 persons were eligible to receive Awards under the Incentive Plan, including the Company’s five executive officers and five eligible Non-Employee directors. The granting of Awards under the Incentive Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On September 30, 2005, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $6.75.

Administration

The Incentive Plan is administered by the Nominating and Compensation Committee of the Board of Directors, with the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Incentive Plan and to interpret the provisions of the Incentive Plan.

Subject to any applicable limitations contained in the Incentive Plan, the Nominating and Compensation Committee selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Committee is required to make appropriate adjustments in connection with the Incentive Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Incentive Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Nominating and Compensation Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Committee determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

The Nominating and Compensation Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the Incentive Plan, subject, however, in the case of incentive stock options to any limitations under the Code. Moreover, shares of Common Stock tendered to the Company by a participant to purchase shares of Common Stock upon the exercise of an award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) will not be added back to the number of shares available for future grants of Awards under the Plan.

Amendment or Termination

No Award may be made under the Incentive Plan after October 7, 2015 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Incentive Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

If Stockholders do not approve the adoption of the Incentive Plan, the Incentive Plan will not go into effect, and the Company will not grant any Awards under the Incentive Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The Plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or a 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the Incentive Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Benefits to Named Executive Officers and Others

Awards, if any, will be made under the 2005 Stock Incentive Plan only after it is approved by the stockholders. The number of shares that may be granted to the Company’s chief executive officer, executive officers, non-employee directors and non-executive officers under the 2005 Stock Incentive Plan is undeterminable at this time, as such grants are subject to the discretion of the Nominating and Compensation Committee. The number of shares of stock options, restricted stock and restricted stock units that were granted to the Company’s chief executive officer, all executive officers, all non-employee directors and all other employees (other than executive officers) in 2004 under the 1998 Stock Plan are included on the following table:

Lionbridge Technologies, Inc. 1998 Stock Plan—2004 Grants

	Stock Options		Restricted Stock		Restricted Stock Units
Name and Position	Number	Average Exercise Price ($ per share)	Number	Value ($)	Number	Value ($)
Rory J. Cowan, Chairman, Chief Executive Officer and President	—	—	24,624	191,821	171,887	1,354,470
Stephen J. Lifshatz, Senior Vice President and Chief Financial Officer	—	—	9,644	75,126	—	—
Satish Maripuri, Chief Operating Officer	200,000	8.85	3,000	26,550	—	—
Paula Barbary Shannon, Senior Vice President and Chief Sales Officer	—	—	7,592	59,142	—	—
Henri Broekmate, Senior Vice President, Global Client Services	—	—	6,205	48,337	—	—
Myriam Martin-Kail,(1) Former Senior Vice President and Former Chief Operating Officer	—	—	9,850	76,731	—	—
Executive Group	200,000	8.85	60,915	477,707	171,887	1,354,470
Non-Executive Director Group	30,000	7.69	—	—	—	—
Non-Executive Officer Employee Group	390,350	7.42	11,846	86,594	—	—

EQUITY COMPENSATION PLAN INFORMATION

	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	5,834,186	$5.06	1,940,229
Equity compensation plans not approved by security holders	0
Total	5,834,186	$5.06	1,940,229

The affirmative vote of a majority of the shares of the Company’s issued and outstanding Common Stock is required to approve Proposal 1. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s Common Stock as of September 30, 2005 for (i) each director of Lionbridge, (ii) the Chief Executive Officer of Lionbridge and each of Lionbridge’s other executive officers and (iii) all of the directors and executive officers of Lionbridge as a group.

Except as noted below, the address of each person listed on the table is c/o Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
Rory J. Cowan(4)	3,584,699	6.2%

Edward A. Blechschmidt 765 Market Street San Francisco, CA 94103	22,399	*

Guy L. de Chazal(5) 68 Wheatley Rd Brookville New York, NY 11545	69,414	*

Jeffrey H. Goodman c/o Boston Scientific One Boston Scientific Place Natick, MA 01760	0	*

Paul Kavanagh(6) No.4 McDonald Tce. Kilkee, Co. Clare Ireland	78,978	*

Philip E. Kucera(7) c/o Bowne & Co., Inc. 345 Hudson Street New York, NY 10014	9,400,000	16.3%

Claude P. Sheer(8) 5 Pillsbury Drive Scarborough, ME 04074	37,645	*

Henri Broekmate(9)	71,769	*

Stephen J. Lifshatz(10)	898,750	1.56%

Satish Maripuri(11)	165,556	*

Paula Shannon(12)	268,773	*

All executive officers and directors as a group (11 persons)(13)	14,597,983	25.3%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 57,684,050 shares of Common Stock outstanding as of September 30, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after September 30, 2005 are deemed outstanding for computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	Includes 862,500 shares deemed to be beneficially owned by Mr. Cowan pursuant to options exercisable within 60 days of September 30, 2005. Also includes (i) 5,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 5, 2006 and 2007; (ii) 21,776 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006 and 2007; (iii) 65,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006, 2007 and 2008; and (iv) 65,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006, 2007, 2008 and 2009.

(5)	Includes 19,999 shares deemed to be beneficially owned by Mr. de Chazal pursuant to options exercisable within 60 days of September 30, 2005.

(6)	Includes 38,978 shares deemed to be beneficially owned by Mr. Kavanagh pursuant to options exercisable within 60 days of September 30, 2005.

(7)	Mr. Kucera is the Chairman and Chief Executive Officer of Bowne & Co., Inc. (“Bowne”), a financial printing company. The amount of shares shown in the Amount and Nature of Beneficial Ownership column represents the total number of shares of the Company’s common stock owned by Bowne pursuant to the recent sale of its Bowne Global Solutions business to the Company. Pursuant to the transaction, Mr. Kucera was elected to the Company’s Board of Directors. Bowne has the right to receive or the power to direct the receipt of dividends, or proceeds from the sale of such shares. Mr. Kucera disclaims beneficial ownership of such shares.

(8)	Represents 37,645 shares deemed to be beneficially owned by Mr. Sheer pursuant to options exercisable within 60 days of September 30, 2005.

(9)	Includes 33,625 shares deemed to be beneficially owned by Mr. Broekmate pursuant to options exercisable within 60 days of September 30, 2005. Also includes (i) 2,500 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 5, 2006 and 2007; (ii) 6,143 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006 and 2007; (iii) 12,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006, 2007 and 2008; and (iv) 12,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006, 2007, 2008 and 2009.

(10)	Includes 438,750 shares deemed to be beneficially owned by Mr. Lifshatz pursuant to options exercisable within 60 days of September 30, 2005. Also includes (i) 3,750 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 5, 2006 and 2007; (ii) 8,487 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006 and 2007; (iii) 20,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006, 2007 and 2008; and (iv) 40,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006, 2007, 2008 and 2009.

(11)	Includes 87,500 shares deemed to be beneficially owned by Mr. Maripuri pursuant to options exercisable within 60 days of September 30, 2005. Also includes (i) 3,000 shares of Common Stock subject to restrictions on disposition that lapse on March 4, 2006; (ii) 5,056 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006 and 2007; (iii) 20,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006, 2007 and 2008; and (iv) 40,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006, 2007, 2008 and 2009.

(12)	Includes 195,000 shares deemed to be beneficially owned by Ms. Shannon pursuant to options exercisable within 60 days of September 30, 2005. Also includes (i) 2,500 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 5, 2006 and 2007; (ii) 6,681 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006 and 2007; (iii) 17,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006, 2007 and 2008; and (iv) 17,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 16, 2006, 2007, 2008 and 2009.

(13)	Includes 1,755,246 shares of Common Stock which the directors and executive officers as a group have the right to acquire pursuant to options exercisable within 60 days of September 30, 2005. Also includes 372,893 shares of Common Stock subject to restrictions on disposition that lapse over time.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s Common Stock as of September 30, 2005 as to the persons and any groups, who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Lionbridge Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
Bowne & Co., Inc.(4) 345 Hudson Street New York, NY 10014	9,400,000	16.3%

FMR Corp.(5) Edward C. Johnson Abigail P. Johnson 82 Devonshire Street Boston, MA 02109	5,608,225	9.7%

Goldman Sachs Asset Management, L.P.(6) 32 Old Slip New York, New York 10005	6,086,666	10.6%

Goldman Sachs Trust(7) 32 Old Slip New York, New York 10005	2,961,569	5.1%

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 57,684,050 shares of Common Stock outstanding as of September 30, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock.

(4)	Information obtained from Schedule 13D filed by Bowne & Co., Inc. on or about September 8, 2005.

(5)	Information obtained from Schedule 13G filed by FMR Corp on or about January 10, 2005.

(6)	Information obtained from Schedule 13G filed by Goldman Sachs Asset Management, L.P. with the Securities and Exchange Commission on or about February 11, 2005.

(7)	Information obtained from Schedule 13G filed by Goldman Sachs Trust on behalf of Goldman Sachs Small Cap Value Fund with the Securities and Exchange Commission on or about February 11, 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information with respect to the annual and long-term compensation of Lionbridge’s Chief Executive Officer and each of Lionbridge’s other highly compensated executive officers (the “named executive officers”) whose total compensation exceeded $100,000 for the fiscal years ended December 31, 2004, 2003 and 2002.

Summary Compensation Table

	Annual Compensation							Long-Term Compensation Awards
Name And Principal Position	Year	Salary			Bonus (5)		Other Annual Compensation	Restricted Stock Awards ($)(6)			Stock Options #		All Other Compensation ($)
Rory J. Cowan Chairman, Chief Executive Officer and President	2004 2003 2002	$ $ $	400,000 400,000 282,238		$ $ $	0 120,000 250,000	— — —	$ $	1,534,471 77,900 —	(8)	0 200,000 200,000	(7)	— — —

Stephen J. Lifshatz Senior Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	235,000 235,000 210,346		$ $ $	0 47,000 86,000	— — —	$ $	70,498 58,425 —		0 120,000 100,000	(7)	— — —

Satish Maripuri(1) Chief Operating Officer	2004		$159,115	(1)		$0	—		$26,550		200,000		—

Paula Barbary Shannon(2) Senior Vice President and Chief Sales Officer	2004 2003 2002	$ $ $	193,770 204,910 147,380	(9) (9)	$ $ $	0 37,000 60,000	— — —	$ $	55,498 38,950 —		0 80,000 140,000	(7)	— — —

Henri Broekmate(3) Senior Vice President, Global Client Services	2004		$189,000			$0	—		$45,359		0		—

Myriam Martin-Kail(4) Former Senior Vice President and Former Chief Operating Officer	2004 2003 2002	$ $ $	219,134 240,000 179,491		$ $ $	0 48,000 81,000	— — —	$ $	72,004 38,950 —		0 80,000 70,000	(7)	— — —

(1)	Mr. Maripuri joined the Company on March 3, 2004 and was elected an executive officer on October 22, 2004. Salary represents Mr. Maripuri’s salary during his term of employment with Lionbridge.

(2)	Ms. Shannon was elected as an executive officer of the Company on October 26, 2002.

(3)	Mr. Broekmate was elected an executive officer on January 28, 2004.

(4)	Ms. Martin-Kail retired as Senior Vice President and Chief Operating Officer on November 1, 2004.

(5)	Represents a cash bonus earned by such individual in the applicable fiscal year and paid during the next fiscal year.

(6)

Amounts reflected for 2003 represent the dollar value on September 5, 2003, of restricted stock awarded to such executive on such date. On the award date, the fair market value of the Common Stock was $7.79.

Messrs. Cowan and Lifshatz, and Ms. Martin-Kail and Ms. Shannon were awarded 10,000, 7,500, 5,000 and 5,000 shares of restricted stock, respectively. Restrictions with respect to 25% of these shares lapse on each one year anniversary from the grant date. As of December 31, 2004, the value of the restricted stock awarded to Messrs. Cowan and Lifshatz, and Ms. Martin-Kail and Ms. Shannon in 2003, using the value of the Common Stock as of December 31, 2004, was $67,200, $50,400, $33,600, and $33,600, respectively. Amounts reflected for 2004 represent the dollar value on February 23, 2004, of restricted stock awarded to such executive on such date. On the award date, the fair market value of the Common Stock was $7.31. Messrs. Cowan, Broekmate and Lifshatz, and Ms. Martin-Kail and Ms. Shannon were awarded 24,624, 6,205, 9,644, 9,850, and 7,592 shares of restricted stock, respectively. Restrictions with respect to 50% of these shares lapsed nine months from the grant date and restrictions with respect to the remaining 50% of these shares will lapse 18 months from the grant date. As of December 31, 2004, the value of the Common Stock awarded to Messrs. Cowan, Broekmate and Lifshatz and Ms. Martin-Kail and Ms. Shannon, using the value of the Common Stock as of December 31, 2004, was $165,473, $41,698, $64,808, $66,192 and $51,018, respectively. Amounts reflected for Mr. Maripuri represent the dollar value on March 3, 2004, of 3,000 shares of restricted stock awarded to him upon his commencement of employment with the Company on such date. Restrictions with respect to all of these shares lapse two years from the grant date. As of December 31, 2004, the value of the restricted stock awarded to Mr. Maripuri on March 3, 2004 was $20,160. Dividends will not be paid on the shares of restricted stock. Amounts reflected for Mr. Cowan for 2004 also represent the dollar value on August 19, 2004, the award date of 171,887 restricted stock units granted to Mr. Cowan for long-term retention purposes and as further described in the Nominating and Compensation Committee Report on Executive Compensation. On such date, the fair market value of the Common Stock was $7.88. Restrictions with respect to the restricted stock units lapse on the third, fourth and fifth anniversary of the date of grant. As of December 31, 2004, the value of the restricted stock unit awarded to Mr. Cowan was $1,155,081.

(7)	Includes stock options granted in July 2002 in exchange for those canceled in January 2002 pursuant to the Company’s Key Employee Voluntary Stock Option Exchange Program (the “Exchange Program”). Messrs. Cowan and Lifshatz, and Ms. Martin-Kail and Ms. Shannon each participated in the Exchange Program, and in July 2002 were granted options to purchase 100,000, 50,000, 20,000 and 90,000 shares of Common Stock, respectively, in exchange for their cancellation of stock options exercisable for the same number of shares in January 2002.

(8)	Amounts reflected for Mr. Cowan for 2004 represent $180,001 attributable to an award of 24,624 shares of restricted stock on February 18, 2004 and $1,354,470 attributable to an award of 171,887 restricted stock units on August 19, 2004, all as further described in note 6 above.

(9)	Ms. Shannon is a resident of Canada. Her established base salary in 2003 and 2004 was $185,000 and variations from this amount reflected in the Summary Compensation Table reflect exchange rate fluctuations between the United States and Canada during the applicable reporting period rather than any adjustment to her base salary during such period.

Option/SAR Grants In Last Fiscal Year

The following table sets forth certain information with respect to the stock options granted during the fiscal year ended December 31, 2004 to each named executive officer of Lionbridge listed in the Summary Compensation Table above. Lionbridge did not grant any stock appreciation rights in 2004.

Stock Option Grants In Fiscal Year 2004

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share(1)	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Rory J. Cowan Chairman, Chief Executive Officer and President	0	—	—	—	—	—

Stephen J. Lifshatz Senior Vice President and Chief Financial Officer	0	—	—	—	—	—

Satish Maripuri Chief Operating Officer	200,000	33.05%	$8.85	3/2/2014	$853,995	$2,800,174

Paula Barbary Shannon Senior Vice President, Sales and Chief Sales Officer	0	—	—		—	—

Henri Broekmate Senior Vice President, Global Client Services	0	—	—	—	—	—

Myriam Martin-Kail(3) Former Chief Operating Officer	0	—	—	—	—	—

(1)	The exercise price equals the fair market value of the Common Stock as of the grant date as determined by Lionbridge’s board of directors. Generally, all options become exercisable over four years from the date of grant at the rate of 25% on the first anniversary of the grant date, and 12.5% every six months thereafter.

(2)	Amounts reported in these columns represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of Lionbridge’s stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of Lionbridge’s Common Stock. Lionbridge cannot assure that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock since the date of grant.

(3)	Ms. Martin-Kail retired as Senior Vice President and Chief Operating Officer on November 1, 2004.

Aggregate Option Exercises And Year-End Values

The following table sets forth certain information with respect to the options exercised by each named executive officer of Lionbridge listed in the Summary Compensation Table above during the year ended December 31, 2004 or held by such persons at December 31, 2004.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-The-Money Options at December 31, 2004(2)
			Exercisable (#)	Unexercisable	Exercisable	Unexercisable
Rory J. Cowan	66,667	$503,336	675,000	325,000	$2,873,359	$840,766
Stephen J. Lifshatz	0	$0	382,908	162,092	$1,626,882	$360,681
Satish Maripuri	0	$0	50,000	150,000	$0	$0
Paula Barbary Shannon	0	$0	151,875	148,125	$570,345	$432,992
Henri Broekmate	15,000	$86,563	24,375	55,625	$83,644	$168,019
Myriam Martin-Kail(3)	82,000	$467,365	463,414	132,500	$2,173,551	$337,709

(1)	Amounts calculated by subtracting the aggregate exercise price of the options from the market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the named executive officers, if any.

(2)	Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock as quoted on The NASDAQ Stock Market of $6.72 per share on December 31, 2004, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the named executive officers upon exercise of options.

(3)	Ms. Martin-Kail retired as Senior Vice President and Chief Operating Officer on November 1, 2004.

Compensation of Directors

In January 2003, the Board adopted a director compensation policy with a cash and equity component and further revised this policy effective July 1, 2004. Upon joining the Board, non-employee directors holding less than 1% of the Company’s Common Stock are granted an option to purchase 20,000 shares of the Company’s Common Stock under Lionbridge’s 1998 Stock Plan. In addition, the non-employee directors also receive an annual option grant to purchase 10,000 shares of Common Stock under Lionbridge’s 1998 Stock Plan and an annual cash retainer in the amount of $25,000. In addition, directors serving on the Audit Committee receive an annual retainer of $5,000 and directors serving on the Nominating and Compensation Committee receive an annual retainer of $4,000. The chairman of each of the Audit Committee and the Nominating and Compensation Committee receives an additional annual cash retainer of $7,500 and $2,000, respectively. Each independent director receives a fee of $1,000 per meeting for each Board meeting attended in person in excess of five during any given year and a fee of $500 per meeting for each (i) telephonic meeting attended in excess of five during any given year and (ii) committee meeting attended, except for committee meetings held in conjunction with Board meetings. Each director is reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee of the Board.

In accordance with this director compensation policy, on January 29, 2004, each of Messrs. Blechschmidt, de Chazal, Kavanagh and Sheer received an annual option grant, at an exercise price of $7.69 per share, which was equal to the fair market value of Common Stock on the date of grant. Also in accordance with this policy, Mr. Goodman received an initial option grant, at an exercise price equal to $6.06, on January 27, 2005, the date of his election to the Board of Directors.

Employment, Non-Competition and Change of Control Agreements

Rory J. Cowan entered into an employment agreement with Lionbridge on December 23, 1996. Mr. Cowan’s employment agreement provides for a two-year term with automatic one-year renewals. Under the terms of his employment agreement, if Lionbridge terminates Mr. Cowan’s employment other than for cause, he is entitled to receive twelve monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., one-twelfth of Mr. Cowan’s base salary). If Mr. Cowan is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

Stephen J. Lifshatz entered into an employment agreement with Lionbridge on February 11, 1997. Mr. Lifshatz’s employment agreement provides for a one-year term with automatic one-year renewals. If Lionbridge terminates Mr. Lifshatz’s employment other than for cause, he is entitled to receive six monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., one-twelfth of Mr. Lifshatz’s base salary). If Mr. Lifshatz is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

In connection with her retirement as Chief Operating Officer of the Company on November 1, 2004, Myriam Martin-Kail entered into an amendment of her employment agreement with Lionbridge. As amended, Ms. Martin-Kail will continue to provide transitional services to the Company on a part-time basis and at a reduced salary through November 1, 2005; however, she will not receive any severance payments following expiration of her employment commitment to the Company.

Messrs. Broekmate, Maripuri and Ms. Shannon, under Lionbridge’s severance policy for Executive Officers, would receive three monthly severance payments, each in an amount equal to his or her then current monthly base compensation, if Lionbridge terminates his or her employment other than for cause.

Each Executive Officer entered into a non-competition agreement with Lionbridge upon the commencement of his or her employment. The agreements provide that such Executive Officer will not, during the course of his or her employment and the twelve months following the date of the termination of his or her employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement.

In July 2003, the Board of Directors of the Company approved the adoption of a Change of Control Plan. Under the terms of the Change of Control Plan, if the employment of any executive officer is terminated without cause or for good reason within 18 months, for Messrs. Cowan and Lifshatz, or one year, for Mr. Broekmate, Mr. Maripuri and Ms. Shannon, of a change of control of Lionbridge, then the executive officer is entitled to severance benefits as follow: (a) a lump sum cash payment equal to 150% for Messrs. Cowan and Lifshatz, and 100%, for Mr. Broekmate, Mr. Maripuri and Ms. Shannon, of the executive’s then current base salary and target bonus; (b) if the executive’s termination occurs after June 30 of the then current fiscal year, payment of a pro rata portion of the executive’s target bonus for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 18 months, for Messrs. Cowan and Lifshatz, and one year, for Mr. Broekmate, Mr. Maripuri, and Ms. Shannon, following the executive’s termination. The Plan further provides that, upon a change of control of Lionbridge, (i) 100% of any unvested stock options held by Mr. Cowan and 50% of any unvested stock options held by Messrs. Broekmate, Lifshatz and Maripuri and Ms. Shannon shall vest and become immediately exercisable and (ii) the remaining 50% of the unvested stock options held by Messrs. Broekmate, Lifshatz and Maripuri, and Ms. Shannon will vest and become exercisable on the earlier of six months following the change of control or on the date such executive’s employment is terminated without cause or for good reason.

NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE

COMPENSATION

This report is submitted by the Nominating and Compensation Committee. The Nominating and Compensation Committee during fiscal year 2004 was comprised of Messrs. de Chazal, Kavanagh and Sheer, all of whom are non-employee directors, with Mr. Sheer serving as its Chairman. Pursuant to authority delegated by the Board of Directors and the Nominating and Compensation Committee Charter, the Nominating and Compensation Committee has responsibility for the review and administration of the Company’s compensation and equity plans, including the Lionbridge’s 1998 Stock Plan and 1999 Employee Stock Purchase Plan, for approving salaries and other incentive and retention compensation for Lionbridge’s officers and executives, and for preparing the annual report on executive compensation required to be included in the Company’s proxy statement. In addition, the Committee has responsibility for recommending nominees for election as directors of the Company and review of related Board development issues including succession planning and evaluation.

Compensation Philosophy

The goal of Lionbridge is to attract and retain qualified executives in a competitive industry. To achieve this goal, the Nominating and Compensation Committee applies the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer, should be linked to revenue growth, operating results and earnings per share performance.

Under the supervision of the Nominating and Compensation Committee, Lionbridge has developed and implemented compensation policies. The Nominating and Compensation Committee’s executive compensation policies are designed to (i) enhance profitability of Lionbridge and stockholder value, (ii) integrate compensation with Lionbridge’s annual and long-term performance and strategic goals, (iii) reward corporate performance, (iv) recognize individual initiative, achievement and hard work, and (v) assist Lionbridge in attracting and retaining qualified executive officers. Historically, compensation under the executive compensation program has been comprised of cash compensation in the form of annual base salary, bonus, and long-term incentive compensation in the form of stock options and restricted stock awards. In 2004, the mix of compensation elements shifted to greater use of restricted stock awards for executive retention, and a reduced use of stock options, based on the Committee’s assessment that this mix would provide an appropriate incentive and retention element to the total compensation of each executive officer.

In 2003, the Committee undertook an extensive review and analysis of the Company’s executive compensation practices with an independent compensation consultant. In connection with this assessment, the Committee reviewed long and short-term cash and equity compensation for each of the executive officers as well as other senior managers, relative to practices of companies in a comparison group comprised of other like-sized services companies and of competitor companies (the “Comparison Group”) prepared by its compensation consultant. The Committee concluded, based on this review that, the base salaries and equity compensation of its executive officers were in line with the competitive salary and compensation ranges for the Comparison Group.

In 2004, the Committee reviewed the conclusions it reached in 2003 and again concluded that the base salaries and equity compensation of its executive officers were generally in line with the competitive salary and compensation ranges for the Comparison Group, except with respect to the retention value of each executive officer’s short and long-term equity compensation. As a result, the Committee determined that it was appropriate to provide an additional retention award to each executive officer, in the form of restricted stock and such grants were awarded in February 2004. In addition, the Committee, based upon a review of total compensation of each of the Company’s executive officers, including potential pay-outs upon termination of employment or a change of control of the Company pursuant to the Company’s Change of Control Plan, concluded that the compensation of each executive officer, including the Chief Executive Officer, was reasonable and not excessive. The Change of Control Plan and the benefit levels applicable for each executive officer are described in this Proxy Statement under “Executive Compensation—Employment, Non-Competition and Change of Control Arrangements”.

Base Salaries for Executive Officers

In setting cash compensation for the Chief Executive Officer and reviewing and approving the cash compensation for all other officers, the Committee annually conducts a review of salaries relative to competitor companies and this year, relative to the Comparison Group. The Committee’s policy is to fix base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business with similar challenges to that of Lionbridge. In addition, the base salaries take into account Lionbridge’s relative performance as compared to comparable companies, including those in the Comparison Group. In 2003, the Committee used data and analysis prepared by its independent compensation consultant in connection with this assessment and in 2004, reviewed this analysis with its consultant. Based on its review of this analysis, the Committee concluded that the base salaries of its executive officers, most recently adjusted in November 2002, were in line with the competitive salary and compensation ranges for the Comparison Group and accurately reflected the qualifications, experience and responsibilities of each executive officer. Accordingly, base salaries for the executive officers were not adjusted during 2004.

Bonus Compensation

In addition to salary compensation, the Nominating and Compensation Committee recommended the continuation of the bonus program adopted by the Board of Directors in the previous year, whereby senior executives recommended by the Chief Executive Officer and approved by the Nominating and Compensation Committee for inclusion in the program receive bonus compensation based on a percentage of base salary. The purpose of the bonus program is to motivate and reward participants relative to corporate, business and individual performance. The program for 2004 provided for cash awards based on three equally weighted components: Company attainment of pre-established revenue goals for such year; Company attainment of pre-established profitability goals; and individual achievement of performance targets and objectives for such year for the business or function for which the participant was responsible. No cash bonus was made to any Executive Officer, including the Chief Executive Officer, as the Company did not achieve the threshold level of performance required for payout under the plan.

Stock Options

The Nominating and Compensation Committee has historically relied on incentive compensation in the form of stock options to retain and motivate executive officers and employees. Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with Lionbridge and to enable them to develop and maintain a stock ownership position in Lionbridge’s Common Stock.

Lionbridge’s 1998 Stock Plan permits the Nominating and Compensation Committee to administer the granting of stock options to eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule tied to years of future service to Lionbridge. The value realizable from exercisable options is dependent upon the extent to which Lionbridge’s performance is reflected in the market price of Lionbridge’s Common Stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees. The Nominating and Compensation Committee approves the granting of options in order to motivate these employees to maximize shareholder value. Generally, options are granted to officers and employees at fair market value on the date of grant and vest over a four-year period.

Option grants to employees are based on such factors as initiative, achievement and performance. In administering grants to executive officers, the Nominating and Compensation Committee evaluates each officer’s total equity compensation package, and in 2003 reviewed the analysis prepared by its independent compensation consultant relative to compensation levels at the Comparison Group companies. Based upon its review of the option holdings of each of the executive officers, including their vesting and exercise prices and the then current value of any unvested options, as well as an analysis of compensation practices of companies in the Comparison Group, the Committee determined that the existing option holdings of existing executive officers provided appropriate continuing incentive value, and sufficiently aligned the interests of management with Lionbridge stockholders. The Committee noted, as part of its review, that it had made a significant grant of options to each executive officer in November 2003, and supplemented that incentive vehicle with restricted stock grants in February 2004. The Committee believed, based in part on consultation with its independent consultant, that the grant of restricted stock to each such executive officer in lieu of additional grants of options would provide a more effective incentive and retention vehicle than the grant of additional options to the existing executive officers.

In March 2004, options to purchase 200,000 shares of Lionbridge Common Stock were granted to Mr. Maripuri upon his joining the Company as Chief Operating Officer of VeriTest and ADM, all with an exercise price equal to $8.85 and equal to the fair market value of the Company’s common stock on the date of grant. Of these options, 50,000 were subject to vesting if and when Mr. Maripuri was promoted to Chief Operating Officer of the Company, which occurred in November 2004. In addition, Mr. Maripuri was granted 3,000 shares of restricted stock, to align his compensation with that of other executive officers and to align his variable compensation with the prospects of the Company. Restrictions with respect to these shares of restricted stock lapse two years from the date of grant. In determining the size of Mr. Maripuri’s option and restricted stock grant, the Committee reviewed the option and restricted stock holdings of the other executive officers of the Company and reviewed compensation practices of the Comparison Group with respect to the appropriate size and mix of compensation for a senior executive officers of a growing information technology services company.

Compensation of Chief Executive Officer

The cash compensation program for the Chief Executive Officer of Lionbridge is designed to reward performance that enhances shareholder value. Mr. Cowan’s compensation package is comprised of base pay, bonus and equity-based compensation, and is in part based on Lionbridge’s revenue growth, profitability and growth in earnings per share. As noted above, in 2003, the Nominating and Compensation Committee engaged an independent compensation consultant to assess executive compensation, including the compensation of the Chief Executive Officer, and continued this engagement during 2004.

Based on its review of this analysis, the Committee concluded that Mr. Cowan’s base salary, most recently adjusted in November 2002, was in line with the competitive salary and compensation ranges for chief executive officers in the Comparison Group and accurately reflected Mr. Cowan’s qualifications, experience and responsibilities as Chief Executive Officer. Accordingly, Mr. Cowan’s base salary was not adjusted in 2004. In February 2004, the Committee set Mr. Cowan’s target bonus for 2004 at 75% of base salary. However, as noted above, the Company did not achieve the threshold levels required for payment of cash bonuses under its plan for 2004 and accordingly, Mr. Cowan did not receive a cash award for 2004 performance.

With respect to the equity components of Mr. Cowan’s compensation, the Committee focused on the long-term incentive retention value of Mr. Cowan’s total compensation relative to the Company’s strategic plan and vision. The Committee, in consultation with all the independent directors of the Company, concluded that it was in the Company’s and the shareholder’s best interests to enhance the long-term retention value of Mr. Cowan’s total compensation package. Accordingly, on August 19, 2004, Mr. Cowan was granted a restricted stock unit award of 171,887 shares of the Company’s common stock, with restrictions lapsing at the rate of 33% on the third and fourth anniversaries of the date of grant, and 34% on the fifth anniversary of the date of grant. In determining the amount and vesting schedule of Mr. Cowan’s restricted stock unit award, the Committee determined that Mr. Cowan’s continued leadership as Chief Executive Officer of the Company would be a significant factor in the Company’s ability to attain its long-term strategic objectives.

The Nominating and Compensation Committee is satisfied that the executive officers of Lionbridge are dedicated to achieving significant improvements in the long-term financial performance of Lionbridge and that the compensation policies and programs implemented and administered have contributed and will continue to contribute toward achieving this goal.

Deductibility of Executive Compensation

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), Lionbridge cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Lionbridge has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is Lionbridge’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code. The Committee notes that the award of a restricted stock unit to Mr. Cowan, as described above, was consistent with its overall compensation objective but will be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully Submitted by the Nominating and Compensation Committee:

Guy L. de Chazal
Paul Kavanagh
Claude P. Sheer, Chairman

Compensation Committee Interlocks And Insider Participation

Messrs. de Chazal, Kavanagh and Sheer comprised the Nominating and Compensation Committee for fiscal year 2004 and Mr. Sheer served as its Chairman. No member of the Nominating and Compensation Committee was at any time during the past year an officer or employee of Lionbridge or any of its subsidiaries, was formerly an officer of Lionbridge or any of its subsidiaries, nor had any relationship with Lionbridge requiring disclosure herein.

No executive officer of Lionbridge served as a member of a compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on Lionbridge’s Nominating and Compensation Committee. No executive officer of Lionbridge served as a director of another corporation, one of whose executives served on the Nominating and Compensation Committee. No executive officer of Lionbridge served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of Lionbridge.

STOCK PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total stockholder return on Lionbridge’s Common Stock during the period from January 1, 1999 through December 31, 2004, with the cumulative total return of the NASDAQ Composite Index and the Media General Business and Software Services Index (“Business and Software Services Index”). The comparison assumes $100 was invested on January 1, 1999 in Common Stock and in each of the foregoing indices and assumes dividends, if any, were reinvested.

COMPARE CUMULATIVE TOTAL RETURN

AMONG LIONBRIDGE TECHNOLOGIES, INC. NASDAQ

COMPOSITE INDEX AND MGPS BUSINESS & SOFTWARE SERVICES

(1)	This graph is not “soliciting material”, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Lionbridge under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Coredata (formerly, Media General Financial Services, Inc.), a source believed to be reliable, but Lionbridge is not responsible for any errors or omissions in such information.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in proxy material for Lionbridge’s 2006 Annual Meeting of Stockholders must be submitted to the Secretary of Lionbridge in writing and received at the executive offices of Lionbridge by November 22, 2005. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Lionbridge by-laws.

The Lionbridge by-laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Lionbridge by-laws, to the Secretary of Lionbridge. To be timely, a stockholder’s notice containing the information required by the Lionbridge by-laws must be delivered to the Secretary at the principal executive offices of Lionbridge at least 120 days, but not more than 150 days, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, stockholders must give written notice not more than 90 days prior to such annual meeting and not less than the later of 60 days prior to such annual meeting and 10 days after Lionbridge makes the first public announcement of the date of such meeting.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay such firm’s customary fees and expenses.

The contents of and the sending of this Proxy Statement have been unanimously approved by the Board of Directors of the Company.

APPENDIX A

LIONBRIDGE TECHNOLOGIES, INC.

2005 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2005 Stock Incentive Plan (the “Plan”) of Lionbridge Technologies, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Plan Administration and Discretionary Authority.

(1) The Plan will be administered by the Nominating and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan (a “Committee”), which committee shall consist of two or more members of the Board, each of whom is both a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of such term as contained in applicable regulations interpreting section 162(m) of the Code; provided, however, that with respect to the application of the Plan to Awards made to non-employee director of the Company, the term “Committee” means the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

(2) The Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Award Agreement; (iv) prescribe the form of Award Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Awards should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) subject to the terms of the Plan, accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective permitted transferees, estates, beneficiaries and legal representatives. No director or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith. In the case of an Award intended to be eligible for the performance-based compensation exemption under section 162(m) of the Code, the Committee shall exercise its discretion consistent with qualifying the Award for such exemption.

(b) Delegation. To the extent permitted by applicable law, the Committee may delegate to one or more directors and/or officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Committee may determine, provided that the Committee shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 4,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 600,000 per calendar year and the maximum number of shares of Common Stock that may be subject to Awards other than Options and SARs granted under the Plan to any one Participant per calendar year is 300,000. The maximum number of shares of Common Stock that may be subject to a Performance Award that provides for a performance period longer than one calendar year shall be based upon the foregoing annual maximum limits multiplied by the number of full calendar years in the performance period. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards of Restricted Stock, Restricted Stock Units or Other Stock Unit Awards payable in the form of Common Stock other than Options and SARs, or which do not condition vesting upon the achievement of specified performance goals pursuant to Section 11(i), is 1,500,000.

5.	Stock Options

(a) General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Lionbridge Technologies, Inc., any of Lionbridge Technologies, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Committee pursuant to Section 11(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Committee shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement provided, however, that the exercise price of such Option shall not be less than 100% than the fair market value of the Common Stock on the date of grant.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement. However, no option will remain exercisable for a period greater than ten years from the date of grant and no option will become exercisable in whole or in part in less than one year unless:

(1) the Option was granted as an inducement to an individual becoming an employee of the Company or in connection with the individual’s promotion to a more senior position within the Company (as determined in the discretion of the Committee); provided, however that no more than 7.5% of the total number of shares authorized under the Plan may be so issued in the aggregate during the term of the Plan; or

(2) the Option was granted in lieu of a previously earned cash award.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Committee shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Committee).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Committee (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Committee in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law including, without limitation, Section 402 of the Sarbanes-Oxley Act and the rules thereunder, and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Committee, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Committee may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.	Director Awards.

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, and who does not beneficially hold, directly or indirectly, more than 1% of the outstanding shares of the Company’s equity securities, the Company shall grant to such person a Nonstatutory Stock Option to purchase 20,000 shares of Common Stock (subject to adjustment under Section 10).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company (or on June 30 of any calendar year, if the annual meeting of stockholders has not occurred by such date), the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries and who does not beneficially hold, directly or indirectly, more than 1% of the outstanding shares of the Company’s equity securities, a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock (subject to adjustment under Section 10); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) until such director has served on the Board for at least six months.

(c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on The Nasdaq Stock Market or the national securities exchange on which the Common Stock is then traded on the trading date immediately prior to the date of grant (and if the Common Stock is not then traded on The Nasdaq Stock Market or a national securities exchange, the fair market value of the Common Stock on such date as determined by the Committee), (ii) vest in at the rate of 25% on the first anniversary of the date of grant, and 12.5% on each six month anniversary of the date of grant thereafter, provided that the individual is serving on the Committee on such date (or in the case of an option granted under Section 6(b), if earlier, on the date which is one business day prior to date of the Company’s next annual meeting), provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Committee may provide for accelerated vesting in the case of death or disability, (iii) expire on the earlier of 10 years from the date of grant or 60 days following cessation of service on the Committee and (iv) contain such other terms and conditions as the Committee shall determine, including but not limited to, provisions for accelerated vesting upon a change of control of the Company.

(d) Committee Discretion. The Committee retains the specific authority to from time to time increase or decrease the number of shares subject to options granted under this Section 6 or to grant other award forms as permitted under the Plan, subject to the provisions, subject to the provisions of Section 4(b)(3).

7.	Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Committee) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. No SAR will become exercisable in whole or in part in less than one year. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Committee in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Committee in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify in the SAR Award.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee, together with any other documents required by the Committee.

8.	Restricted Stock; Restricted Stock Units.

(a) General. The Committee may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award. Instead of granting Awards for Restricted Stock, the Committee may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions. The Committee shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33- 1/3% vested prior to the second anniversary of the date of grant, and no more than 66- 2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection (c)(1) shall not apply to (A) Awards granted pursuant to Section 11(i), provided that such Awards shall not vest prior to the first anniversary of the date of grant, (B) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, (C) Awards granted as an inducement to employment with the Company or in connection with an individual’s promotion to a more senior position within the Company (as determined in the discretion of the Committee), provided, however that no more than 7.5% of the total number of shares authorized under the Plan may be so issued in the aggregate during the term of the Plan and provided further, that such Awards shall not vest prior to the first anniversary of the date of grant, or (D) Awards granted in lieu of a previously earned cash award.

(2) Notwithstanding any other provision of this Plan, the Committee may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Committee may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

9.	Other Stock-Based Awards.

Subject to the vesting limitations and exceptions applicable to Restricted Stock Awards under Section 8(c) hereof, other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled and in such event, such Other Stock Unit Awards may vest prior to the one year anniversary of grant date. Subject to the vesting limitations and exceptions applicable to Restricted Stock Awards under Section 8(c), other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

10.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Committee.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Committee shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Committee determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Committee) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Committee may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Committee Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

(d) Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Committee may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Sections 5, 8 or 9, the Committee may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Conditions.

(1) This Section 11(i) shall be administered by a Committee approved by the Committee, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 11(i) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 11(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) achievement of post-acquisition cost reductions and operating synergies, (i) regulatory compliance, (j) improvement of financial ratings, (k) achievement of balance sheet objectives, (l) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs and (vi) fluctuations in foreign currency exchange rates. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 11(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 11(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

12.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Committee, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Committee or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Committee may not effect such modification or amendment without such approval.

(e) Provisions for Foreign Participants. The Committee may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

PROXY

[FRONT SIDE OF PROXY CARD]

LIONBRIDGE TECHNOLOGIES, INC.

1050 Winter Street

Waltham, Massachusetts 02451

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, NOVEMBER 10, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rory J. Cowan, Stephen J. Lifshatz and Margaret A. Shukur, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge”), which the undersigned is entitled to vote at a Special Meeting of Stockholders of Lionbridge to be held on Thursday, November 10, 2005, at 10:00 a.m. (local time) at 1050 Winter Street, Suite 2300 Waltham, Massachusetts, 02451 (the “Special Meeting”).

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Special Meeting or any adjournment thereof.

[Continued and to be dated and signed on reverse side]

SEE REVERSE SIDE	SEE REVERSE SIDE

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[REVERSE SIDE OF PROXY CARD]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.	To adopt and approve the 2005 Stock Incentive Plan.

•        FOR        •        AGAINST        •         ABSTAIN

2.	To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

•        FOR        •        AGAINST        •         ABSTAIN

MARK HERE FOR ADDRESS CHANGE

OR COMMENT AND NOTE AT RIGHT    •

The Lionbridge Board of Directors recommends that you vote FOR each of the proposals.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

The signature on this proxy should correspond exactly with stockholder’s name as printed hereon. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title.

Signature:_______________________________	Date: , 2005

Signature:_______________________________	Date: , 2005

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